SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2007 (May 15, 2007)

ATLANTIC EXPRESS TRANSPORTATION CORP.

(Exact Name of Registrant as Specified in Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

0-24247 (Commission File Number)	13-392-4567 (IRS Employer Identification No.)

7 NORTH STREET STATEN ISLAND, NEW YORK 10302-1205

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (718) 442-7000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Atlantic Express Transportation Corp. (the “Company”) announced today that it has entered into an Indenture (the “Indenture”), among the Company, the Guarantors named therein and The Bank of New York, as Trustee and Collateral Agent, in connection with the Company’s issuance in a private offering of $185,000,000 aggregate principal amount of the Company’s Senior Secured Floating Rate Notes due 2012 (the “Senior Secured Notes”).

The Senior Secured Notes bear interest at the rate of six month LIBOR plus 7.25% per annum. Interest is payable on April 15 and October 15 of each year, commencing on October 15, 2007. The Senior Secured Notes mature on April 15, 2012 and are subject to terms and conditions set forth in the Indenture. Prior to May 15, 2008, the Company has the right to redeem up to 35% of the aggregate principal amount of the Senior Secured Notes at a redemption price equal to 100% of the principal amount thereof, plus a premium equal to the rate per annum at which the Senior Secured Notes bear interest on the date on which the notice of redemption is given, plus accrued and unpaid interest. On or after May 15, 2008, the Company may redeem some or all of the Senior Secured Notes, initially at a redemption price equal to 103% of the principal amount being redeemed, plus accrued and unpaid interest.

If the Company experiences a specified change of control, the holders of the Senior Secured Notes will have the right to require the Company to repurchase their Senior Secured Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. If the Company sells assets and it does not use the net proceeds for specified purposes, the Company may be required to use such net proceeds to offer to repurchase the Senior Secured Notes at 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The Senior Secured Notes are unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries that are not unrestricted domestic subsidiaries, other than certain immaterial subsidiaries. The Senior Secured Notes and the guarantees rank senior in right of payment to all of the Company’s subordinated indebtedness and equal in right of payment with all of the Company’s other senior indebtedness.

The Senior Secured Notes and the guarantees are secured by a first priority lien on all but one of the Company’s and the Company’s guarantor subsidiaries’ owned real properties and hereafter acquired real properties and on substantially all of the Company’s and the Company’s guarantor subsidiaries’ owned motor vehicles, other than those constituting excluded assets, and by a second priority lien on those of the Company’s assets and the assets of the Company’s guarantor subsidiaries which secure the Company’s and their obligations under the Company’s amended revolving credit facility (the “Amended and Restated Credit Facility”) on a first priority basis. Accordingly, the Senior Secured Notes and guarantees will be effectively subordinated to the extent of the value of the collateral securing the Company’s Amended and Restated Credit Facility, and the guarantees of that facility on a first priority basis.

The Indenture governing the Senior Secured Notes contains certain covenants that, among other things, limit the Company’s and the Company’s restricted subsidiaries’ ability to:

•	incur additional indebtedness or issue disqualified capital stock;
•	pay dividends, redeem or repurchase the Company's capital stock or subordinated indebtedness or make other restricted payments;
•	enter into certain transactions with affiliates;
•	create or incur liens;
•	change the Company's line of business;
•	transfer or sell assets;
•	make certain investments or acquisitions;
•	incur dividend or other payment restrictions with regard to restricted subsidiaries; and
•	consummate a merger, consolidation or sale of all or substantially all of the Company’s assets.

2

These covenants are subject to a number of important exceptions and qualifications, as provided in the Indenture.

On May 15, 2007, the Company and the initial purchaser of the Senior Secured Notes entered into a registration rights agreement (the “Registration Rights Agreement’), pursuant to which the Company agreed to file an exchange offer registration statement with the Securities and Exchange Commission for the purpose of exchanging the Senior Secured Notes for senior notes with substantially identical terms that may be publicly traded. In addition, under certain circumstances, the Registration Rights Agreement requires the Company to file a shelf registration statement that would permit some or all of the Senior Secured Notes to be offered to the public. If the Company fails to comply with its obligations under the Registration Rights Agreement within the time periods set forth therein, the Company will be obligated to pay liquidated damages to the holders of the Senior Secured Notes. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

On May 15, 2007, the Company and substantially all of its subsidiaries also amended and restated its existing senior credit facility with Wachovia Bank, National Association, as agent, to provide up to $35.0 million of borrowing availability under a revolving credit facility, subject to customary borrowing conditions, plus $10.0 million in available letters of credit. The Amended and Restated Credit Facility is secured by a first priority lien on substantially all of the Company’s and its subsidiaries’ assets, other than collateral securing the Senior Secured Notes on a first priority basis.

In addition, the term of the credit facility was extended from February 29, 2008 to December 31, 2011. The Amended and Restated Credit Facility contains certain financial covenants, including a minimum last twelve month EBITDA covenant of $26.0 million, which will only be tested if excess availability falls below certain levels. The Amended and Restated Credit Facility also contains customary events of default. Early termination by the Company prior to the first or second anniversaries of the Amended and Restated Credit Facility will be subject to early termination fees of 3% or 1.5%, respectively, of the maximum credit under the Amended and Restated Credit Facility. Early termination on or after the second anniversary will be subject to 1% of the maximum credit under the Amended and Restated Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information in Item 1.01 above is hereby incorporated by reference in response to this item.

Item 7.01. Regulation FD Disclosure.

On May 15, 2007, the Company announced that it is redeeming for cash all of its outstanding 12% Senior Secured Notes due 2008, Senior Secured Floating Rate Notes due 2008, PIK Fixed Rate Notes due 2008 and PIK Floating Rate Notes due 2008 (collectively, the “Outstanding Notes”). The redemption date is May 30, 2007. The redemption price is 103 percent of the principal amount of the Outstanding Notes to be redeemed, plus accrued and unpaid interest, including 2% per annum in respect of Additional PIK Interest, through but not including the redemption date.

A copy of the press release announcing the redemption of the Outstanding Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A notice of redemption is being sent to all currently registered holders of the Outstanding Notes by the trustee for the Outstanding Notes. The notice of redemption sets forth procedures that the noteholders must follow in order to redeem the Outstanding Notes. Interest on the Outstanding Notes ceases to accrue on the redemption date. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of Atlantic Express Transportation Corp. dated May 15, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007

ATLANTIC EXPRESS TRANSPORTATION CORP.
/s/ Nathan Schlenker
Name: Nathan Schlenker Title: Chief Financial Officer